EXHIBIT 32.2

Certification Pursuant to Rule 13a-14(b) or Rule 15d-14(b)

of the Securities and Exchange Act of 1934 and 18 U.S.C. Section 1350

I, Lauren P. Silvernail, hereby certify pursuant to Rule 13a-14(b) or Rule 15d-14(b) of the Securities and Exchange Act of 1934 and 18 U.S.C. Section 1350, that the Quarterly Report of ISTA Pharmaceuticals, Inc. on Form 10-Q for the quarterly period ended September 30, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q for the period ended September 30, 2005 fairly presents in all material respects the financial condition and results of operations of ISTA Pharmaceuticals, Inc.

Date: November 9, 2005	/s/ Lauren P. Silvernail
Lauren P. Silvernail
Chief Financial Officer, Chief Accounting
Officer & Vice President, Corporate Development